Exhibit 99.1

For Immediate Release	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. PRICES OFFERING

OF $300 MILLION OF 6.50% SENIOR SECURED NOTES DUE 2025

San Diego, CA, November 8, 2017 — Kratos Defense & Security Solutions, Inc. (“Kratos”) (Nasdaq: KTOS), announced today that it has priced a private offering of $300 million aggregate principal amount of 6.50% Senior Secured Notes due 2025 (the “Notes”) that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be the senior secured obligations of Kratos and will be guaranteed on a secured senior basis by each of Kratos’ existing and future domestic restricted subsidiaries, subject to certain exceptions. Kratos intends to use the net proceeds from the offering of the Notes, together with cash on hand, to retire all of its outstanding existing 7.00% Senior Secured Notes due 2019 (the “Existing Notes”) and to pay all fees and expenses related thereto. The sale of the Notes is expected to be completed on or about November 20, 2017, subject to customary closing conditions.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes and related guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. This press release does not constitute a notice of redemption under the redemption provisions of the indenture governing the Existing Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Kratos Defense &  Security  Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) develops transformative, affordable technology for the Department of Defense and commercial customers. Kratos is changing the way breakthrough technology for these industries is brought to market through proactive research and a streamlined development process.  Kratos specializes in unmanned systems, satellite communications, cyber security/warfare, microwave electronics, missile defense, training and combat systems.

Notice  Regarding  Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements relate to a variety of matters, including, without limitation, Kratos’ ability to complete the announced offering of the Notes and Kratos’ intentions regarding the use of the net proceeds from the proposed offering. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty.  Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that may cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed offering. There can be no assurance that Kratos will be able to complete the proposed offering on the anticipated terms, or at all.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 25, 2016, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.